EXHIBIT 11
                       OGDEN CORPORATION AND SUBSIDIARIES
                        DETAIL OF COMPUTATION OF EARNINGS
                           APPLICABLE TO COMMON STOCK
                   FOR THE THREE YEARS ENDED DECEMBER 31, 1996

---------------------------------------------------------------------------------------
                                               1996              1995              1994
                                          ---------------------------------------------
NUMBER OF SHARES USED FOR COMPUTATION
OF EARNINGS PER SHARE:
Average number of common shares             49,663,000        49,385,000        43,610,000
                                          ================================================

NUMBER OF SHARES USED FOR COMPUTATION
OF EARNINGS PER SHARE ASSUMING FULL
DILUTION:
Average number of common shares             49,663,000        49,385,000        43,610,000
Issuable for options-treasury
stock method
Shares issuable for conversion of
preferred stock                                290,000           306,000           329,000
                                          ---------------------------------------------
Number of shares used for computation       49,953,000        49,691,000        43,939,000
                                          ================================================

COMPUTATION OF EARNINGS APPLICABLE
TO COMMON SHARES:
Income from continuing operations
before cumulative effect of change
in accounting principle                   $ 64,534,000      $  7,444,000      $ 67,826,000
Add (deduct):
Adjustments arising from minority
interest in consolidated subsidiaries                                               10,000
Dividends on Ogden preferred stock            (161,000)         (171,000)         (184,000)
                                          ---------------------------------------------

Consolidated income applicable to
 Ogden common stock                       $ 64,373,000      $  7,273,000      $ 67,652,000
                                          ================================================

Cumulative effect of change in
 accounting principles                            --                --        ($ 1,520,000)
                                                                              ============

COMPUTATION OF EARNINGS APPLICABLE
TO COMMON SHARE ASSUMING FULL
DILUTION:
Income from continuing operations
before cumulative effect of
change in accounting principle            $ 64,534,000      $  7,444,000      $ 67,826,000
Add:
Adjustments arising from minority
interest in consolidated subsidiaries             --                --              10,000
                                          ---------------------------------------------
Consolidated income applicable to
 Ogden common stock                       $ 64,534,000      $  7,444,000      $ 67,836,000
                                          ================================================

Cumulative effect of change in
 accounting principles                            --                --        ($ 1,520,000)
                                                                              ============

Note: Current options result in less than three percent dilution with the expectation of continuing at less than three percent dilution.

                                                                     SCHEDULE II

                       OGDEN CORPORATION AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                                                  FOR THE YEAR ENDED DECEMBER 31, 1996
-----------------------------------------------------------------------------------------------------------------------------------
            COLUMN A                             COLUMN B                  COLUMN C                    COLUMN D       COLUMN E
                                                                           ADDITIONS
                                                                --------------------------------
                                                 BALANCE AT     CHARGED TO                                            BALANCE AT
                                                 BEGINNING      COSTS AND            CHARGED TO                         END OF
         DESCRIPTION                             OF PERIOD      EXPENSES           OTHER ACCOUNTS      DEDUCTIONS       PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
Allowances deducted in the balance sheet
from the assets to which they apply:

Doubtful receivables - current                   $37,039,000     $10,442,000     $  370,000(A)     $ 9,576,000(B)     $38,275,000

Doubtful receivables-noncurrent                                    6,000,000                                            6,000,000


Deferred charges on projects                       3,670,000       4,968,000                                            8,638,000
                                                 --------------------------------------------------------------------------------
TOTAL                                            $40,709,000     $21,410,000     $  370,000        $ 9,576,000        $52,913,000
                                                 ================================================================================

Allowances not deducted:

Estimated cost of disposal of discontinued
operations                                       $   186,000                                       $   186,000(C)

Estimated cost of disposal of assets              14,993,000                                        14,130,000(C)     $   863,000

Provision for restructuring                        6,110,000     $   682,000                         4,285,000(C)       2,507,000

Reserves relating to tax indemnification and
other contingencies in connection with the
sale of limited partnership interests in and
related tax benefits of a waste-to-energy
facility                                           3,000,000                                                            3,000,000

Other                                              9,371,000       3,743,000                         6,221,000(D)       6,893,000
                                                 --------------------------------------------------------------------------------
  TOTAL                                          $33,660,000     $ 4,425,000                       $24,822,000        $13,263,000
                                                 ================================================================================

Notes:
------
(A) Recoveries of amounts previously written off.

(B) Write-offs of receivables considered uncollectible.

(C) Payments charged to allowances.

(D) Reversal to operating costs of provisions no longer required.

                                                                     SCHEDULE II

                       OGDEN CORPORATION AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                                                    FOR THE YEAR ENDED DECEMBER 31, 1995
-----------------------------------------------------------------------------------------------------------------------------------
            COLUMN A                             COLUMN B                  COLUMN C                    COLUMN D       COLUMN E
                                                                           ADDITIONS
                                                                --------------------------------
                                                 BALANCE AT     CHARGED TO                                            BALANCE AT
                                                 BEGINNING      COSTS AND            CHARGED TO                         END OF
         DESCRIPTION                             OF PERIOD      EXPENSES           OTHER ACCOUNTS      DEDUCTIONS       PERIOD
-----------------------------------------------------------------------------------------------------------------------------------
Allowances deducted in the balance sheet
from the assets to which they apply:

Doubtful receivables - current                   $32,783,000     $ 7,204,000     $    64,000(A)     $ 3,012,000(B)     $37,039,000


Deferred charges on projects                       7,000,000       3,670,000                          7,000,000(C)       3,670,000
                                                 ---------------------------------------------------------------------------------
  TOTAL                                          $39,783,000     $10,874,000     $    64,000        $10,012,000        $40,709,000
                                                 =================================================================================

Allowances not deducted:

Provision for consolidation of facilities        $ 3,400,000                                        $ 2,850,000(D)
                                                                                                        550,000(E)
Estimated cost of disposal of discontinued
operations                                           945,000     $ 4,510,000                          5,269,000(E)     $   186,000

Estimated cost of disposal of assets                              14,993,000                                            14,993,000

Provision for restructuring                                        8,200,000                          2,090,000(E)       6,110,000

Reserves relating to tax indemnification and
other contingencies in connection with the
sale of limited partnership interests in and
related tax benefits a of waste-to-energy
facility                                           6,000,000                                          3,000,000(D)       3,000,000

Other                                              3,604,000       7,267,000                          1,500,000(D)       9,371,000
                                                 ---------------------------------------------------------------------------------
  TOTAL                                          $13,949,000     $34,970,000     $15,259,000        $33,660,000
                                                 =================================================================================

Notes:
------
(A) Recoveries of amounts previously written off.
(B) Write-offs of receivables considered uncollectible.
(C) Write-offs of unsuccessful development costs.
(D) Reversal to operating costs of provisions no longer required.
(E) Payments charged to allowances.

                                                                     SCHEDULE II
                       OGDEN CORPORATION AND SUBSIDIARIES
                        VALUATION AND QUALIFYING ACCOUNTS

                                                  FOR THE YEAR ENDED DECEMBER 31, 1994
---------------------------------------------------------------------------------------------------------------------------------
            COLUMN A                           COLUMN B                  COLUMN C                    COLUMN D       COLUMN E
                                                                         ADDITIONS
                                                              --------------------------------
                                               BALANCE AT     CHARGED TO                                            BALANCE AT
                                               BEGINNING      COSTS AND            CHARGED TO                         END OF
         DESCRIPTION                           OF PERIOD      EXPENSES           OTHER ACCOUNTS      DEDUCTIONS       PERIOD
---------------------------------------------------------------------------------------------------------------------------------
Allowances deducted in the balance sheet
from the assets to which they apply:

Doubtful receivables - current                 $25,547,000    $ 5,869,000        $ 10,241,000(A)     $9,047,000(D)    $32,783,000
                                                                                       31,000(B)
                                                                                      142,000(C)

Deferred charges on projects                       750,000      5,650,000           1,350,000(B)        750,000(E)      7,000,000
                                               ----------------------------------------------------------------------------------
  TOTAL                                        $26,297,000    $11,519,000        $ 11,764,000        $9,797,000       $39,783,000
                                               ==================================================================================

Allowances not deducted:

Provision for consolidation of facilities      $ 4,720,000           --                  --          $1,320,000(G)    $ 3,400,000

Estimated cost of disposal of discontinued
operations                                       1,008,000           --          $  1,485,000(F)      1,548,000(G)        945,000

Reserves relating to tax indemnification
and other contingencies in connection
with the sale of limited partnership
interests in and related tax benefits of
a waste-to-energy facilty                             --      $ 6,000,000                --                --           6,000,000

Other                                            1,477,000      3,500,000          (1,350,000)(B)        23,000(G)      3,604,000
                                               ----------------------------------------------------------------------------------
  TOTAL                                        $ 7,205,000    $ 9,500,000        $    135,000        $2,891,000       $13,949,000
                                               ==================================================================================

Notes:
------
(A) Reserve for contract billing adjustments.
(B) Transfer from other accounts.
(C) Recoveries of amounts previously written off.
(D) Write-offs of receivables considered uncollectible.
(E) Write-offs of unsuccessful development costs.
(F) Net proceeds from operations and sale of assets relating to discontinued operations credited to provision.
(G) Payments charged to allowances.